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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BEN FRANKLIN FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

February 6, 2008

Dear Stockholder:

We cordially invite you to attend the Special Meeting of Stockholders of Ben Franklin Financial, Inc., the parent company of Ben Franklin Bank of Illinois. The Special Meeting will be held at our main office, located at 830 East Kensington Road, Arlington Heights, Illinois at 9:00 a.m. (Central Time) on March 26, 2008.

The enclosed Notice of Special Meeting and Proxy Statement describe the business to be transacted. Our directors and officers will be present to respond to any questions that stockholders may have.

The Special Meeting is being held so that stockholders may consider the approval of the Ben Franklin Financial, Inc. Equity Incentive Plan. Our Board of Directors has determined that approval of the Ben Franklin Financial, Inc. Equity Incentive Plan is in the best interests of Ben Franklin Financial, Inc. and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” approval of the Ben Franklin Financial, Inc. Equity Incentive Plan.

On behalf of the Board of Directors, please take a moment now to complete, sign, date and return the proxy card in the postage-paid envelope provided. Voting in advance of the Special Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Special Meeting.

Sincerely,

/s/ C. Steven Sjogren
C. Steven Sjogren
Chairman of the Board,
President and Chief Executive Officer

BEN FRANKLIN FINANCIAL, INC.

830 East Kensington Road

Arlington Heights, Illinois 60004

(847) 398-0990

NOTICE OF

SPECIAL MEETING OF STOCKHOLDERS

To Be Held On March 26, 2008

Notice is hereby given that the Special Meeting of Stockholders of Ben Franklin Financial, Inc. will be held at our main office, located at 830 East Kensington Road, Arlington Heights, Illinois at 9:00 a.m. (Central Time) on March 26, 2008.

A Proxy Card and a Proxy Statement for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon:

The approval of the Ben Franklin Financial, Inc. Equity Incentive Plan; and

such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on January 31, 2008 are the stockholders entitled to vote at the Meeting, and any adjournments thereof.

EVEN IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE YOUR SHARES BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY THAT YOU GIVE MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. YOU MAY REVOKE A PROXY BY FILING WITH THE SECRETARY OF BEN FRANKLIN FINANCIAL, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM THE RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

By Order of the Board of Directors

/s/ Bernadine V. Dziedzic
Bernadine V. Dziedzic
Corporate Secretary

Arlington Heights, Illinois

February 6, 2008

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Proxy Statement

BEN FRANKLIN FINANCIAL, INC.

830 East Kensington Road

Arlington Heights, Illinois 60004

(847) 398-0990

SPECIAL MEETING OF STOCKHOLDERS

March 26, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Ben Franklin Financial, Inc. to be used at our Special Meeting of Stockholders of Ben Franklin Financial, Inc., which will be held at our main office, located at 830 East Kensington Road, Arlington Heights, Illinois at 9:00 a.m. (Central Time) on March 26, 2008, and all adjournments of the Special Meeting. The accompanying Notice of Special Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about February 6, 2008.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Special Meeting and all adjournments thereof. Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. You may vote by signing and returning your Proxy Card to Ben Franklin Financial, Inc. Proxies received by Ben Franklin Financial, Inc. that are signed, but contain no instructions for voting, will be voted “FOR” the proposal set forth in this Proxy Statement for consideration at the Special Meeting.

The Board of Directors knows of no additional matters that will be presented for consideration at the Special Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Special Meeting or any adjournments thereof.

Proxies may be revoked by sending written notice of revocation to the Secretary of Ben Franklin Financial, Inc., Bernadine V. Dziedzic, at the address shown above, or by returning a duly executed proxy bearing a later date by mail, as described on your Proxy Card. The presence at the Special Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Special Meeting or delivers a written revocation to the Secretary of Ben Franklin Financial, Inc. prior to the voting of such proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our shares of common stock, par value $0.01 per share, as of the close of business on January 31, 2008 are entitled to one vote for each share then held. As of January 31, 2008, there were 1,983,750 shares of common stock issued and outstanding, 1,091,062 of which were held by Ben Franklin Financial, MHC and 892,688 of which were held by stockholders other than Ben Franklin Financial, MHC. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Special Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

As to the approval of the Ben Franklin Financial, Inc. Equity Incentive Plan, by checking the appropriate box, a stockholder may: (i) vote FOR the approval of the Equity Incentive Plan; (ii) vote AGAINST the approval of the Equity Incentive Plan; or (iii) ABSTAIN from voting on the approval of the Equity Incentive Plan. The approval of this matter requires the affirmative vote of both (a) a majority of the votes eligible to be cast at the Special Meeting, and (b) a majority of the shares present and voting held by stockholders other than Ben Franklin Financial, MHC, in each case without regard to broker non-votes.

Our management anticipates that Ben Franklin Financial, MHC, our majority stockholder, will vote all of its shares in favor of the approval of the Equity Incentive Plan.

Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934. The following table sets forth, as of January 31, 2008, the shares of our common stock beneficially owned by each person known to us who was the beneficial owner of more than 5% of the outstanding shares of our common stock, by each director and executive officer individually, and by Ben Franklin Financial, MHC and all directors and executive officers as a group.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1)		Percent of Shares of Common Stock Outstanding

Ben Franklin Financial, MHC 830 East Kensington Road Arlington Heights, Illinois 60004	1,091,062		55.0%

Ben Franklin Financial, MHC, and all of our Directors and Executive Officers as a group (9 Directors and Officers)(2)	1,186,149		59.8%

Directors and Executive Officers:

Bernadine V. Dziedzic	10,000		*
Nicholas J. Raino	10,000	(3)	*
Robert E. DeCelles	12,500	(4)	*
John R. Perkins	9,467	(5)	*
James M. Reninger	11,571	(6)	*
C. Steven Sjogren	22,900	(7)	1.2%
Glen A. Miller	3,000	(8)	*
Robin L. Jenkins	9,587	(9)	*
Angie Plesiotis	6,062	(10)	*

*	Less than 1%
(1)

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power. None of the shares beneficially owned by directors or executive officers have been pledged as security or collateral for any loans.

(2)

Includes shares of common stock held by Ben Franklin Financial, MHC, of which our executive officers and directors are also executive officers and directors. Excluding shares of common stock held by Ben Franklin Financial, MHC, our executive officers and directors owned 95,087 shares of common stock, or 4.8% of the outstanding shares.

(3)	All 10,000 shares are held in Mr. Raino’s trust.
(4)	Includes 10,000 shares held in Mr. DeCelles’ trust and 2,500 shares held in Mr. DeCelles’ spouse’s trust.
(5)	Includes 6,294 shares held in Mr. Perkins’ individual retirement account.
(6)	Includes 252 shares held by Mr. Reninger’s spouse, 1,000 shares held by Mr. Reninger’s accounting firm, for which he is a partner and 10,000 shares held by the accounting firm’s benefit plan.
(7)	Includes 10,000 shares held in Mr. Sjogren’s trust, 1,900 shares held in Mr. Sjogren’s individual retirement account and 10,000 shares held by Mr. Sjogren’s spouse.
(8)	All 3,000 shares are held in Mr. Miller’s individual retirement account.
(9)	All 9,587 shares are held in Mr. Jenkins’ individual retirement account.
(10)	Includes 5,905 shares held in Ms. Plesiotis’ individual retirement account.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

The following table sets forth for the years ended December 31, 2007 and 2006 certain information as to the total compensation paid by us to Mr. Sjogren, who serves as President and Chief Executive Officer, Mr. Miller, who serves as Vice President and Chief Financial Officer and Mr. Jenkins, who serves as Senior Vice President and Chief Lending Officer (“Named Executive Officers”).

Summary Compensation Table

Name and principal position	Year	Salary ($)		Bonus ($)		Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)(1)		Total ($)
C. Steven Sjogren, President and Chief Executive Officer	2007 2006	$ $	175,000 160,000	$ $	10,000 10,000	— —	— —	— —	— —	$ $	7,800 12,600	$ $	192,800 182,600

Glen A. Miller, Vice President and Chief Financial Officer	2007 2006	$ $	110,534 100,534	$ $	10,000 10,000	— —	— —	— —	— —	$	— 3,016	$ $	120,534 113,550

Robin L. Jenkins, Senior Vice President and Chief Lending Officer	2007 2006	$ $	122,000 107,656	$ $	1,500 2,500	— —	— —	— —	— —	$	— —	$ $	123,500 110,156

(1)

Represents a matching contribution by Ben Franklin Bank of Illinois to the SIMPLE IRA Savings Plan in 2006. Includes director fees of $7,800 paid to Mr. Sjogren in 2007 and 2006, respectively. For the years ended December 31, 2007 and 2006, no Named Executive Officer received perquisites or personal benefits that exceeded $10,000.

Employment Agreements

Ben Franklin Bank of Illinois entered into similar employment agreements with each of Messrs. Sjogren, Miller and Jenkins. The agreements were amended and restated effective as of January 28, 2008 in order to conform the agreements to changes in the tax laws under Internal Revenue Code Section 409A. Each of these agreements has a term of up to three years, except for Mr. Jenkins’ agreement, which has a term of one year. On March 1st of each year, each agreement will be renewed for an additional year so that the remaining term will be three years (one year for Mr. Jenkins), subject to termination as provided in the agreements. Under the agreements, the base salaries for Messrs. Sjogren, Miller and Jenkins are $184,000, $116,134 and $126,500, respectively. In addition to the base salary, each agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees. The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event the executive’s employment is terminated for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (i) failure to elect or reelect or to appoint or reappoint the executive to his executive position, or if the executive is also a director for the bank, the failure to nominate or re-nominate the executive as a director, (ii) a material change in the nature or scope of the executive’s authority resulting in a reduction of the responsibility, scope, or importance of executive’s position, (iii) relocation of executive’s office by more than 45 miles, (iv) a material reduction in the benefits or perquisites paid to the executive unless such reduction is employer-wide, (vi)

the liquidation or dissolution of Ben Franklin Bank of Illinois, or (vi) a material breach of the employment agreement by Ben Franklin Bank of Illinois, then the executive would be entitled to a severance payment in the form of a cash lump sum equal to (a) the remaining base salary and bonus that the executive would have earned under the agreement if the executive had continued employment through the end of the term of the agreement and had earned the maximum bonus or incentive award in each calendar year that ends during the remaining term of the agreement, plus (b) the value of the amount that would have been contributed to any employee benefit plan for the benefit of the executive during the remaining period of the agreement (but note that Internal Revenue Code Section 409A may require that the payment cannot be made until six months after termination of employment, if the executive is a “key employee” under IRS rules). In addition, the executive would be entitled, at no expense to the executive, to the continuation of non-taxable medical coverage for the remaining period of the agreement. In the event of a change in control of Ben Franklin Bank of Illinois or Ben Franklin Financial, Inc., as defined in the agreements, for the purposes of calculating benefits under the above agreements, the remaining term of the agreements should be deemed to be three years except in the case of Mr. Jenkins which would be one year.

Notwithstanding the above, any severance payments (including payments made in the event of a change in control) to which executive would be entitled, to the extent necessary to comply with Office of Thrift Supervision regulations, shall not exceed three times his average annual compensation over the most recent five taxable years. In addition, in the event payments to the executive include an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, payments under the employment agreements with Ben Franklin Bank of Illinois would be reduced in order to avoid this result.

In the event of executive’s death, his estate or beneficiaries will be paid executive’s base salary for one year from executive’s death. Upon retirement at age 65 or such later date determined by the board, executive will receive only those benefits to which he is entitled under any retirement plan of Ben Franklin Bank of Illinois to which he is a party.

Upon termination of the executive’s employment other than in connection with a change in control, disability, or as result of the expiration of the agreement’s term following a notice of non-renewal, the executive agrees not to compete with Ben Franklin Bank of Illinois for a period of one year following termination of employment in any town, city, or county in which there is currently a branch of Ben Franklin Bank of Illinois or any subsidiary of Ben Franklin Financial, Inc., or in which Ben Franklin Bank of Illinois, or a subsidiary has filed an application for regulatory approval to establish an office.

Compensation of Directors

The following table sets forth the compensation paid to directors, excluding Mr. Sjogren, during the year ended December 31, 2007.

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)(1)	Total ($)
Robert E. DeCelles	$7,925	—	—	—	—	—	$7,925

Bernadine V. Dziedzic	$7,800	—	—	—	—	—	$7,800

John R. Perkins	$10,075	—	—	—	—	—	$10,075

Nicholas J. Raino	$8,425	—	—	—	—	—	$8,425

James M. Reninger	$9,250	—	—	—	—	—	$9,250

(1)	No Director received perquisites or personal benefits that exceeded $10,000.

Ben Franklin Bank of Illinois pays each director a fee of $650 for each meeting attended and a fee of $125 for each committee meeting attended. Fees for the chairman of the audit committee and for all other committee chairman are $300 and $200 respectively for each meeting. Ben Franklin Financial, Inc. does not pay any meeting or committee fees. Employee directors do not receive fees for committee meetings attended.

PROPOSAL — APPROVAL OF THE BEN FRANKLIN FINANCIAL, INC.

EQUITY INCENTIVE PLAN

The Board of Directors has adopted, subject to stockholder approval, the Ben Franklin Financial, Inc. Equity Incentive Plan to provide officers, employees and directors of Ben Franklin Financial, Inc. and Ben Franklin Bank of Illinois with additional incentives to promote our growth and performance. Our common stock price as of January 31, 2008 was $8.25. The following is a summary of the material features of the Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the Equity Incentive Plan, attached hereto as Appendix A.

General

The Equity Incentive Plan will remain in effect for a period of ten years following adoption by stockholders. Subject to permitted adjustments for certain corporate transactions, the Equity Incentive Plan authorizes the issuance of up to 136,085 shares of our common stock pursuant to grants of incentive and non-statutory stock options, stock appreciation rights, and restricted stock awards. No more than 38,881 shares may be issued as restricted stock awards. No more than 97,204 shares may be issued pursuant to stock options and stock appreciation rights, all of which may be granted pursuant to the exercise of incentive stock options.

The Equity Incentive Plan will be administered by the members of the Compensation Committee, none of whom are current or former employees or officers of Ben Franklin Financial, Inc. and none of whom receive remuneration from us in any capacity other than as a director, except for compensation in an amount for which disclosure would not be required under SEC disclosure rules. The Compensation Committee has full and exclusive power within the limitations set forth in the Equity Incentive Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Equity Incentive Plan’s purposes; and interpreting and otherwise construing the Equity Incentive Plan. The Equity Incentive Plan also permits the Board of Directors or the Compensation Committee to delegate to one or more officers of Ben Franklin Financial, Inc. the Compensation Committee’s power to (i) designate officers and employees who will receive awards, and (ii) determine the number of awards to be received by them.

Eligibility

Employees and outside directors of Ben Franklin Financial, Inc. or its subsidiaries are eligible to receive awards under the Equity Incentive Plan, except that non-employees may not be granted incentive stock options. There are 28 employees and four non-employee directors currently eligible to receive awards under the Equity Incentive Plan.

Types of Awards

The Compensation Committee may determine the type and terms and conditions of awards under the Equity Incentive Plan. Awards may be granted in a combination of incentive and non-statutory stock options, stock appreciation rights or restricted stock awards, as follows.

Stock Options. A stock option gives the recipient or “optionee” the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price may not be less than the fair market value on the date the stock option is granted. Fair market value for purposes of the Equity Incentive Plan means the closing bid quotation of a share of our common stock as reported on the Over the Counter Bulletin Board on the date the option is granted and without regard to after-hours trading activity. The Compensation Committee will determine the fair market value, in accordance with Section 422 of the Internal Revenue Code of 1986, as amended, if it cannot be determined in the manner described above.

Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise (i) either in cash, by check or with our stock which was owned by the participant for at least six months prior to delivery, or (ii) by reduction in the number of shares deliverable pursuant to the stock option, or (iii) subject to a “cashless exercise” through a third party. Cash may be paid in lieu of any fractional shares under the Equity Incentive Plan. Stock options are subject to vesting conditions and restrictions as determined by the Compensation Committee.

Stock Appreciation Rights. Stock appreciation rights give the recipient the right to receive, upon exercise, a payment in our common stock of an amount equal to the excess of the fair market value of a specified number of our shares of common stock on the date of the exercise of the stock appreciation rights over the fair market value of the common stock on the date of grant of the stock appreciation right, as set forth in the recipient’s award agreement.

Stock Awards. Stock awards under the Equity Incentive Plan will be granted only in whole shares of common stock. Stock awards will be subject to conditions established by the Compensation Committee which are set forth in the award agreement. Any stock award granted under the Equity Incentive Plan will be subject to vesting as determined by the Compensation Committee. Awards will be evidenced by agreements approved by the Compensation Committee, which set forth the terms and conditions of each award.

Prohibition Against Option Repricing. The Equity Incentive Plan provides that neither the Compensation Committee nor the Board is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option or stock appreciation right previously granted.

Generally, all awards, except non-statutory stock options, granted under the Equity Incentive Plan will be nontransferable except by will or in accordance with the laws of intestate succession. Stock awards may be transferable pursuant to a qualified domestic relations order. At the Compensation Committee’s sole discretion, non-statutory stock options may be transferred for valid estate planning purposes that are permitted by the Internal Revenue Code and the Securities Exchange Act of 1934. During the life of the participant, awards can only be exercised by him or her. The Compensation Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the Equity Incentive Plan upon the participant’s death.

Limitation on Awards Under the Equity Incentive Plan

The following limits apply to awards under the Equity Incentive Plan:

•

the maximum number of shares of stock that may be covered by options or stock appreciation rights that are intended to be “performance-based compensation” under a grant to any one participant in any one calendar year is 24,301 shares;

•

the maximum number of shares of stock that may be stock awards that are intended to be “performance-based compensation” which are granted to any one participant during any calendar year is 9,720 shares; and

•

the maximum number of shares of stock that may be covered by stock options or stock appreciation rights granted to any one non-employee director is 4,860 shares and the maximum number of stock awards that may be granted to any one non-employee director is 1,944 shares. In addition, the maximum number of shares of stock that may be covered by all stock options and stock appreciation rights granted to all non-employee directors as a group is 29,161shares, and the maximum number of stock awards that may be granted to all non-employee directors as a group is 11,664 shares.

The Compensation Committee may use shares of stock available under the Equity Incentive Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of Ben Franklin Financial, Inc. or a subsidiary, including the plans and arrangements of a company or a subsidiary assumed in business combinations.

In the event of a corporate transaction involving our stock (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing shares limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect the award’s status as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, if applicable; provided, however, that the Compensation Committee may adjust awards to preserve the benefits or potential benefits of the awards, including the prevention of automatic adjustments if appropriate.

Performance Features

Section 162(m) of the Internal Revenue Code. A U.S. income tax deduction for Ben Franklin Financial, Inc. will generally be unavailable for annual compensation in excess of one million dollars ($1,000,000) paid to any of its five most highly compensated officers. However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit. The Equity Incentive Plan is designed so that stock options will be considered performance based compensation. The Compensation Committee may designate whether any stock appreciation rights or stock awards being granted to any participant are intended to be “performance-based compensation” as that term is used in section 162(m) of the Internal Revenue Code. Any such awards designated as intended to be “performance-based compensation” will be conditioned on the achievement of one or more performance measures, to the extent required by section 162(m) of the Internal Revenue Code.

Performance Measures. The performance measures that may be used for such awards may be based on any one or more of the following performance measures, as selected by the Compensation Committee: earnings; financial return ratios; capital; increase in revenue, operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; stock price; assets; asset quality level; charge offs; loan reserves; non-performing assets; loans, deposits, growth of loans, deposits or assets; liquidity; interest sensitivity gap levels; regulatory compliance or safety and soundness; improvement of financial rating; achievement of balance sheet or income statement objectives and strategic business objectives, consisting of one or more objectives based on meeting specific targets, such as meeting specific cost, revenue or other targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on our performance as a whole or of any one or more of our subsidiaries or business units and may be measured relative to a peer group, an index or a business plan. The terms of any award may provide that partial achievement of performance criteria may result in partial payment or vesting of the award. The Compensation Committee may adjust performance measures after they have been set, but only to the extent the Compensation Committee exercises negative discretion as permitted under applicable law for purposes of an exception to section 162(m) of the Internal Revenue Code. In establishing the performance measures, the Compensation Committee may provide for the inclusion or exclusion of certain items. Additionally, the grant of an award intended to be “performance-based compensation” and the establishment of any performance based measures shall be made during the period required by section 162(m) of the Internal Revenue Code.

Vesting of Awards

If the right to become vested in an award under the Equity Incentive Plan is conditioned on the completion of a specified period of service with Ben Franklin Financial, Inc. or its subsidiaries, without the achievement of performance measures or objectives, then unless otherwise determined by the Compensation Committee and evidenced in an award agreement, the required period of service for full vesting shall not be less than five years for an employee, and not less than one year for a director, subject in either case to acceleration in the event of death, disability or involuntary termination of employment following a change in control.

Change in Control

Unless otherwise stated in an award agreement, upon the occurrence of an involuntary termination of employment following a Change in Control of Ben Franklin Financial, Inc., all outstanding options and stock appreciation rights then held by a participant will become fully exercisable and all stock awards shall be fully earned and vested (subject to limitations on performance-based awards). For the purposes of the Equity Incentive Plan, a Change in Control occurs when: (a) disclosure of a Change in Control is required to be reported on Form 8-K under the Securities Exchange Act of 1934; (b) any person, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of Ben Franklin Financial, Inc. representing 25% or more of the combined voting power of our then outstanding voting securities; (c) persons deemed to be members of the Incumbent Board cease, for any reason, to constitute a majority of the Board; or (d) a plan of reorganization, merger, consolidation or similar transaction involving us and one or more other corporations or entities is consummated and we are not the surviving institution. A Change in Control will not be deemed to occur solely as a result of Ben Franklin Financial, MHC’s conversion to stock form. The term Incumbent Board means the individuals who, on the date of the adoption of the Equity Incentive Plan, constitute the Board of Directors; and any new director whose appointment by the Board was approved by the vote of at least a majority of the Board.

In the event of a Change in Control, any performance measure attached to an award under the Equity Incentive Plan shall be deemed satisfied as of the date of the Change in Control.

Amendment and Termination

The Board of Directors may, at any time, amend or terminate the Equity Incentive Plan or any award granted under the Equity Incentive Plan, provided that, other than as provided in the Equity Incentive Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the provision of the Equity Incentive Plan related to repricing, materially increase the original number of securities which may be issued under the Equity Incentive Plan (other than as provided in the Equity Incentive Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the Equity Incentive Plan without approval of stockholders. Notwithstanding the foregoing, the Board may amend the Equity Incentive Plan at any time, retroactively or otherwise, to ensure that the Equity Incentive Plan complies with current or future law without stockholder approval, and the Board of Directors may unilaterally amend the Equity Incentive Plan and any outstanding award, without participant consent, in order to maintain an exemption from, or to comply with, Section 409A of the Internal Revenue Code, and its applicable regulations and guidance.

United States Income Tax Considerations

The following is a summary of the U.S. federal income tax consequences that may arise in conjunction with participation in the Equity Incentive Plan.

Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. The grant of a stock appreciation right will not result in taxable income to the participant. Upon exercise of a stock appreciation right, the fair market value of shares received will be taxable to the participant as ordinary income and we will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Stock Awards. A participant who has been granted a stock award will not realize taxable income at the time of grant, provided that that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and the Company will be entitled to a corresponding deduction.

Withholding of Taxes. We may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation Committee, participants may have shares withheld from awards or may tender previously owned shares to us to satisfy tax withholding requirements.

Change in Control. Any acceleration of the vesting or payment of awards under the Equity Incentive Plan in the event of a Change in Control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by us.

Tax Advice. The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Equity Incentive Plan. We suggest that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Other Information

The number and types of awards to be made pursuant to the Equity Incentive Plan are subject to the discretion of the Compensation Committee and have not been determined at this time.

Required Vote and Recommendation of the Board

In order to approve the Equity Incentive Plan, the Equity Incentive Plan must receive the affirmative vote of (a) a majority of the votes eligible to be cast at the Special Meeting, and (b) a majority of the shares present and voting held by stockholders other than Ben Franklin Financial, MHC, in each case without regard to broker non-votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE BEN

FRANKLIN FINANCIAL, INC. EQUITY INCENTIVE PLAN.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED

AT AN ANNUAL MEETING

Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Secretary. To be timely a stockholder’s notice must be delivered to or mailed and received at our principal executive offices no later than five days before the date of the meeting. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on our books, of the stockholder proposing such business, (c) the class and number of shares of Ben Franklin Financial, Inc. which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. The chairman of an annual meeting may, if the facts warrant, determine and declare to the meeting that certain business was not properly brought before the meeting in accordance with the provisions of our Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. This provision is not a limitation on any other applicable laws and regulations.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2008 Annual Meeting of Stockholders, any stockholder proposal to take action at such Meeting must have been received at our executive office, 830 East Kensington Road, Arlington Heights, Illinois 60004, no later than December 10, 2007. If the date of the 2008 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Special Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Special Meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by Ben Franklin Financial, Inc. Ben Franklin Financial, Inc. has engaged Regan & Associates, Inc. to assist in the solicitation of proxies in connection with the Special Meeting. Regan & Associates, Inc. will receive a fee of $5,000 for these services. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of common stock. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally, by telegraph, telephone or other forms of communication without additional compensation.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Bernadine V. Dziedzic
Bernadine V. Dziedzic
Corporate Secretary

Arlington Heights, Illinois

February 6, 2008

APPENDIX A

BEN FRANKLIN FINANCIAL, INC.

EQUITY INCENTIVE PLAN

ARTICLE 1 - GENERAL

Section 1.1 Purpose, Effective Date and Term. The purpose of this Ben Franklin Financial, Inc. Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Ben Franklin Financial, Inc., a federally chartered institution (the “Company”), and its Subsidiaries by providing a means to attract, retain and reward individuals who can and do contribute to such success and to further align their interests with those of the Company’s stockholders. The “Effective Date” of the Plan is the date of the approval of the Plan by the Company’s stockholders. The Plan shall remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

Section 1.2 Administration. The Plan shall be administered by a committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3 Participation. Each Employee, Director or Advisory Director of, or service provider to, the Company or any Subsidiary of the Company who is granted an award in accordance with the terms of the Plan shall be a “Participant” in the Plan. Awards under the Plan shall be limited to Employees, Directors and Advisory Directors of, and service providers to, the Company or any Subsidiary; provided, however, that an award (other than an award of an incentive stock option) may be granted to an individual prior to the date on which he or she first performs services as an Employee, Director or Advisory Director, provided that such award does not become vested prior to the date such individual commences such services.

Section 1.4 Definitions. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).

ARTICLE 2 - AWARDS

Section 2.1 General. Any award under the Plan may be granted singularly, in combination with another award (or awards), or in tandem whereby the exercise or vesting of one award held by a Participant cancels another award held by the Participant. Each award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such award and as evidenced in the Award Agreement. Subject to the provisions of Section 2.7, an award may be granted as an alternative to or replacement of an existing award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation a plan of any entity acquired by the Company or any Subsidiary. The types of awards that may be granted under the Plan include:

(a) Stock Options. A stock option represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any stock option may be either an incentive stock option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b), or a non-qualified option that is not intended to be an ISO, provided, however, that no ISOs may be: (i) granted after the ten-year anniversary of the Effective Date; or (ii) granted to a non-Employee. Any ISO granted under this Plan that does not qualify as an ISO for any reason shall be deemed to be a non-qualified option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such option from ISO treatment such that it shall become a non-qualified option.

(b) Stock Appreciation Rights. A stock appreciation right (an “SAR”) is a right to receive, in shares of Stock, an amount equal to or based upon the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.

(c) Restricted Stock Awards. A Restricted Stock Award is a grant of shares of Stock, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.

Section 2.2 Exercise of Stock Options and SARs. A stock option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a stock option or SAR expire later than ten (10) years after the date of its grant. The “Exercise Price” of each stock option and SAR shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; further, provided, that the Exercise Price may be higher or lower in the case of options or SARs granted in replacement of existing awards held by an Employee, Director, Advisory Director or service provider of an acquired entity. The payment of the Exercise Price of an option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (a) by tendering, either actually or by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (c) by personal, certified or cashiers’ check; (d) by other property deemed acceptable by the Committee; or (e) by any combination thereof.

Section 2.3. Restricted Stock Awards.

(a) General. Each Restricted Stock Award shall be evidenced by an Award Agreement, which shall: (a) specify the number of shares of Stock covered by the Restricted Stock Award; (b) specify the date of grant of the Restricted Stock Award; (c) specify the vesting period, and (d) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that shall be either: (x) registered in the name of the Participant and held by the Committee, together with a stock power executed by the Participant in favor of the Committee or its designee, pending the vesting or forfeiture of the Restricted Stock Award; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Common Stock evidenced hereby is subject to the terms of an Award Agreement between Ben Franklin Financial, Inc. and [Name of Participant] dated [Date], made pursuant to the terms of the Ben Franklin Financial, Inc. Equity Incentive Plan, copies of which are on file at the executive offices of Ben Franklin Financial, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock Awards in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock Awards are not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock Awards that are not issued in certificate form shall be subject to the same terms and conditions of this Plan as certificated shares, including any restrictions on transferability, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b) Dividends. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any dividends or distributions declared and paid with respect to shares of Stock subject to the Restricted Stock Award, other than a stock dividend consisting of shares of Stock, but otherwise whether or not in cash, shall be immediately distributed to the Participant. If the Committee determines to delay the distribution to a Participant until the Restricted Stock Award to which such dividend or distribution is no longer subject to a substantial risk of forfeiture, the Committee shall cause the dividend or distribution to be distributed to the Participant no later than two and one-half months following the date on which the substantial risk of forfeiture lapses.

(c) Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, voting rights appurtenant to the shares of Stock subject to the Restricted Stock Award shall be exercised by the Participant in his or her discretion.

(d) Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to or elections to be made by the holders of shares of Stock. Such a direction for any such shares of Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Stock for voting purposes) or by completing and filing with a trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Stock shall not be tendered. Failure to make any merger elections shall result in such elections being made by the Committee on behalf of the Participant.

Section 2.4 Performance-Based Compensation. Any award under the Plan which is intended to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee. The grant of any award and the establishment of performance measures that are intended to be performance-based compensation shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of Code Section 162(m).

(a) Performance Measures. Such performance measures may be based on any one or more of the following: earnings (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); financial return ratios (e.g., return on investment, return on invested capital, return on equity or return on assets); capital; increase in revenue, operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; stock price; assets, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, deposits or assets; liquidity; interest sensitivity gap levels; regulatory compliance or safety and soundness; improvement of financial rating; achievement of balance sheet or income statement objectives and strategic business objectives, consisting of one or more objectives, such as meeting specific cost, revenue or other targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report, or in the Compensation Discussion and Analysis section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(b) Partial Achievement. The terms of any award may provide that partial achievement of the performance measures may result in a payment or vesting based upon the degree of achievement. In addition, partial achievement of performance measures shall apply toward a Participant’s individual limitations as set forth in Section 3.3.

(c) Adjustments. Pursuant to this Section 2.4, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an award that is intended to be performance-based compensation, except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

Section 2.5 Vesting of Awards. Unless the Committee determines otherwise, no Award shall vest at an overall rate in excess of twenty percent (20%) per year beginning one year from the date of grant of the Award. If the right to become vested in an award under the Plan (including the right to exercise an option) is conditioned on the completion of a specified period of service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives (whether or not related to the performance measures) being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then, unless otherwise determined by the Committee and evidenced in the Award Agreement, the required period of service for full vesting shall not be less than five (5) years (subject to acceleration of vesting in the event of the Participant’s death, Disability, or following a Change in Control), provided, however, that unless otherwise determined by the Committee and evidenced in the Award Agreement, the required period of service for full vesting with respect to an award granted to Directors shall not be less than one (1) year (subject to acceleration in such similar events as applied to Employee Participants, and providing that service as an advisory director shall constitute service for purposes of vesting).

Section 2.6 Deferred Compensation. If any award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 2.7 Prohibition Against Option Repricing. Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a stock option or SAR previously granted under the Plan.

Section 2.8. Effect of Termination of Service on awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award or this Plan and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award. Unless the Committee shall specifically state otherwise at the time an Award is granted, all Awards to an Employee, Director or service provider shall vest immediately upon such individual’s death, or Disability. Unless otherwise provided in an Award Agreement, the following provisions shall apply to each award granted under this Plan:

(a) Upon the Termination of Service for any reason other than Disability, death, or Termination for Cause, options and SARs shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination. Except as provided herein, options and SARs may be exercised only for a period of three months following termination, and any shares of Restricted Stock that have not vested as of the date of termination shall expire and be forfeited. In the event of Retirement, options and SARs shall be exercisable for one year following Termination of Service.

(b) In the event of a Termination of Service for Cause, all options, SARs and Restricted Stock Awards granted to a Participant under the Plan not exercised or vested shall expire and be forfeited.

(c) Upon the Termination of Service for reason of Disability or death, all options and SARs shall be exercisable as to all shares subject to an outstanding award, whether or not then exercisable, and all Restricted Stock Awards shall vest as to all shares subject to an outstanding award, whether or not otherwise immediately vested, at the date of Termination of Service, and options and SARs may be exercised for a period of one year following Termination of Service. Provided, however, that no option shall be eligible for treatment as an incentive option in the event such option is exercised more than one year following termination of employment due to death or Disability, and provided further, in order to obtain Incentive option treatment for options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of termination of employment.

(d) The effect of a Change in Control on the vesting/exercisability of options, SARs and Restricted Stock Awards is as set forth in Article 4 hereof. Unless the Committee specifies otherwise, following a Change in Control, an option shall continue to be exercisable for the remainder of its term, whether or not the Employee’s employment or Director’s service is terminated.

ARTICLE 3 - SHARES SUBJECT TO PLAN

Section 3.1 Available Shares. The shares of Stock with respect to which awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

Section 3.2 Share Limitations.

(a) Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 136,085 shares of Stock. The maximum number of shares of Stock that may be delivered pursuant to options and SARs (all of which may be granted as ISOs) is 97,204 shares of Stock. The maximum number of shares of Stock that may be issued in conjunction with Restricted Stock Awards shall be 38,881 shares of Stock. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.

(b) Computation of Shares Available. For purposes of this Section 3.2 and in connection with the granting of an option or SAR (other than a tandem SAR), a Restricted Stock Award, or other stock-based Award, the number of shares of Stock available for the granting of additional options, SARs and Restricted Stock Awards shall be reduced by the number of shares of Stock in respect of which the option, SAR or Restricted Stock Award is granted or denominated. To the extent any shares of Stock covered by an award (including stock awards) under the Plan are forfeited or are not delivered to a Participant or beneficiary for any reason, including because the award is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent an option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price, the number of shares of Stock available shall be reduced by the gross number of options exercised rather than by the net number of shares of Stock issued.

Section 3.3 Limitations on Grants to Individuals.

(a) Options and SARs. No person shall be granted Awards under the Plan with respect to more than 25% of the total shares of Stock subject to the Plan. The maximum number of shares of Stock that may be subject to options or SARs granted to any one Participant during any calendar year and are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be 24,301. For purposes of this Section 3.3(a), if an option is in tandem with an SAR, such that the exercise of the option or SAR with respect to a share of Stock cancels the tandem SAR or option right, respectively, with respect to such share, the tandem option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this Section 3.3.

(b) Stock Awards. The maximum number of shares of Stock that may be subject to Restricted Stock Awards described under Section 2.1(c) which are granted to any one Participant during any calendar year and are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be 9,720.

(c) Director Awards. The maximum number of shares of Stock that may be covered by awards granted to any one individual non-Employee Director (or Advisory Director) pursuant to Section 2.1(a) and Section 2.1(b) (relating to options and SARs) shall be five percent (5%) of all shares of Stock which may be granted pursuant to Section 2.1(a) and Section 2.1(b) (relating to options and SARs) and the maximum number of shares that may be covered by awards granted to any one individual non-Employee Director pursuant to Section 2.1(c) (relating to Restricted Stock Awards) shall be five percent (5%) of all shares of Stock which may be granted pursuant to Section 2.1(c) (relating to Restricted Stock Awards). In addition, the maximum number of shares of stock that may be covered by awards granted to all non-Employee Directors, in aggregate, pursuant to Section 2.1(a) and Section 2.1(b) (relating to options and SARs) shall be thirty percent (30%) of all shares of Stock which may be granted pursuant to Section 2.1(a) and Section 2.1(b) (relating to options and SARs) and under Section 2.1(c) (relating to Restricted Stock Awards) shall be thirty percent of all shares of Stock which may be granted pursuant to Section 2.1(c) (relating to Restricted Stock Awards). The foregoing limitations shall not apply to cash-based Director fees that a non-Employee Director elects to receive in the form of shares of Stock or with respect to enticement awards made to new Directors.

(d) Partial Performance. Notwithstanding the preceding provisions of this Section 3.3, if in respect of any performance period or restriction period, the Committee grants to a Participant awards having an aggregate number of shares less than the maximum number of shares that could awarded to such Participant based on the degree to which the relevant performance measures were attained, the excess of such maximum number of shares over the number of shares actually subject to awards granted to such Participant shall be carried forward and shall increase the number of shares that may be awarded to such Participant in respect of the next performance period in respect of which the Committee grants to such Participant an award intended to qualify as “performance-based compensation” (as that term is used for purposes of Code Section 162(m)), subject to adjustment pursuant to Section 3.4 hereof.

Section 3.4 Corporate Transactions.

(a) General. In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any award granted under the Plan, then the Committee shall, in such manner as it deems equitable, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of options, SARs and Restricted Stock Awards in the aggregate to all Participants and individually to any one Participant, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding options, SARs and Restricted Stock Awards, and (iii) the Exercise Price of options and SARs. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, options, SARs or Restricted Stock Awards (including, without limitation, cancellation of options, SARs and Restricted Stock Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of options, SARs or Restricted Stock Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Parent or Subsidiary or the financial statements of the Company or any Parent or Subsidiary, or in response to changes in applicable laws, regulations, or account principles. Unless otherwise determined by the Committee, any such adjustment to an option, SAR or Restricted Stock Award intended to qualify as “performance-based compensation” shall conform to the requirements of section 162(m) of the Code and the regulations thereunder then in effect.

(b) Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any options or SARs granted under the Plan which remain outstanding shall be converted into options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization or stock appreciation rights having substantially the same terms and conditions as the outstanding options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger, provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding options and SARs be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the option or SAR being canceled.

Section 3.5 Delivery of Shares. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(b) Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1 Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the in terms of any Award Agreement:

(a) At the time of an Involuntary Termination of Employment (as defined in Section 8.1 hereof) (or as to a Director, Termination of Service as a Director) following a Change in Control, all options and SARs then held by the Participant shall become fully exercisable without regard to any service requirements (subject to the expiration provisions otherwise applicable to the option or SAR).

(b) At the time of an Involuntary Termination of Employment (as defined in Section 8.1 hereof) (or as to a Director, Termination of Service as a Director) following a Change in Control, all Restricted Stock Awards described in Section 2.1(c) shall be fully earned and vested immediately.

(c) In the event of a Change in Control, any performance measure attached to an award under the Plan shall be deemed satisfied as of the date of the Change in Control.

Section 4.2 Definition of Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” of the Bank or the Company means a change in control of a nature that: (i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or (ii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or Bank representing 25% or more of the combined voting power of the Company’s or Bank’s outstanding securities except for any securities purchased by the Bank’s employee stock ownership plan or trust or any Bank securities held by the Company or Company securities held by Ben Franklin Financial, MHC (the “MHC”); or (b) individuals who constitute the Board of Directors of the Bank or the Company on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least a majority of the directors of the Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs; provided, however, that, to the extent necessary to comply with Code Section 409A, “Change in Control” shall instead have the meaning set forth in Code Section 409A and the regulations and other guidance published thereunder; and provided further that a Change in Control shall not be deemed to have occurred solely as a result of the conversion of the Company’s mutual holding company parent to stock form or a reorganization used to effect such a conversion.

ARTICLE 5 - COMMITTEE

Section 5.1 Administration. The Plan shall be administered by the members of the Compensation Committee of Ben Franklin Financial, Inc. who are Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members. The Board (or those members of the Board who are “independent directors” under the corporate governance rules of any national securities exchange on which the Company lists its securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees, Directors and service providers those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such awards (subject to the restrictions imposed by Article 6) to cancel or suspend awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an award at any time after the grant of the award.

(b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) The Committee will have the authority to define terms not otherwise defined herein.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and bylaws of the Company and applicable state corporate law.

Section 5.3 Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant awards under the Plan to eligible persons who are either: (i) not then “covered employees,” within the meaning of Code Section 162(m) and are not expected to be “covered employees” at the time of recognition of income resulting from such award; or (ii) not persons with respect to whom the Company wishes to comply with Code Section 162(m); and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4 Information to be Furnished to Committee. As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5 Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1 General. The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.6, Section 3.4 and Section 6.2) may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any award granted which was granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2 Amendment to Conform to Law and Accounting Changes. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or an Award Agreement, to take affect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the Securities Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the award affected thereby, which in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.6 to any award granted under this Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1 No Implied Rights.

(a) No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an award under this Plan, or, having been so selected, to receive a future award under this Plan.

(c) No Rights as a Stockholder. Except as otherwise provided in the Plan, no award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2 Transferability. Except as otherwise so provided by the Committee, awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. The Committee shall have the discretion to permit the transfer of awards under the plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.

Section 7.3 Designation of Beneficiaries. A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4 Non-Exclusivity. Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of restricted stock or stock options otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5 Award Agreement. Each award granted under the Plan shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may but need not require that the Participant sign a copy of the Award Agreement.

Section 7.6 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

Section 7.7 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8 Tax Withholding. Where a Participant is entitled to receive cash or shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax which the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award

Agreement, a Participant shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by, (i) with respect to an option or SAR settled in stock, reducing the number of shares of Stock subject to the option or SAR (without issuance of such shares of Stock to the option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; (ii) with respect to Restricted Stock Award, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting; or (iii) with respect to an SAR settled in cash, withholding an amount of cash. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under FASB 123(R) is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the award were subject to minimum tax withholding requirements.

Section 7.9 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10 Successors. All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, stock conversion, or other acquisition, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11 Indemnification. To the fullest extent permitted by law, regulation and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.12 No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any award. The Committee shall determine whether cash, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.13 Governing Law. The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Illinois without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in Cook County, Illinois, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any award under this Plan, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14 Benefits Under Other Plans. Except as otherwise provided by the Committee, awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15 Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16 Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan, any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:

(a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b) in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received. In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Executive Officer and to its Corporate Secretary.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION

Section 8.1 In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a) “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(b) “Advisory Director” means a person who is appointed as an advisory director or director emeritus following membership on the Board of the Bank or the Company, or on the board of a corporation acquired by the Bank or the Company.

(c) “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an award under the Plan. Such document is referred to as an agreement regardless of whether Participant signature is required.

(d) “Board” means the Board of Directors of the Company.

(e) If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means (i) the conviction of the Participant of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the Participant of a criminal or other act that, in the judgment of the Board will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary; (iii) the commission by the Participant of an act of fraud in the performance of his duties on behalf of the Company or any Subsidiary; (iv) the continuing willful failure of the Participant to perform his duties to the Company or any Subsidiary (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof; or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Participant’s Service with the Company.

(f) “Change in Control” has the meaning ascribed to it in Section 4.2.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(h) “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder.

(i) “Committee” means the Committee acting under Article 5.

(j) “Director” means a member of the Board of Directors of the Company or a Subsidiary.

(k) “Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable mental or physical impairment which can be expected to result in death or which lasted or can be expected to last for a continuous period of not less than 12 months. An individual shall not be considered to be permanently and totally disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Secretary of the Treasury may require, in accordance with Section 22(e)(3) of the Code.

(l) “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary, (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Company, (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404 of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.

(m) “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(o) “Exercise Price” means the price established with respect to an option or SAR pursuant to Section 2.2.

(p) “Fair Market Value” means, with respect to a share of Stock on a specified date:

(I) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Stock are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(II) if the shares of Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Stock on such date, as of the close of the market in New York City and without regard to after-hours trading activity, on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(III) if (I) and (II) are not applicable, the Fair Market Value of a share of Stock as the Committee may determine in good faith and in accordance with Code Section 422.

(q) A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events: (a) the failure of the Company or Subsidiary to appoint or re-appoint or elect or re-elect the Employee Participant to the position(s) with the Company or Subsidiary held immediately prior to the Change in Control; (b) a material change in the functions, duties or responsibilities of the Employee Participant compared to those functions, duties or responsibilities in effect immediately prior to a Change in Control; (c) any reduction of the rate of the Employee Participant’s base salary in effect immediately prior to the Change in Control, (d) any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of the Employee Participant’s compensation as and when due; (e) any change in the terms and conditions of any compensation or benefit program in which the Employee Participant participated immediately prior to the Change in Control which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package; or (f) a change in the Employee Participant’s principal place of employment, without his consent, to a place that is both more than twenty-five (25) miles away from the Employee Participant’s principal residence and more than fifteen (15) miles away from the location of the Employee Participant’s principal executive office prior to the Change in Control.

(r) “Involuntary Termination of Employment” means the Termination of Service by the Company or Subsidiary other than a termination for Cause, or termination of employment by a Participant Employee for Good Reason.

(s) “ISO” has the meaning ascribed to it in Section 2.1(a).

(t) “Participant” means any individual who has received, and currently holds, an outstanding award under the Plan.

(u) “Retirement” means termination of employment or service after attainment of age sixty-five (65).

(v) “SAR” has the meaning ascribed to it in Section 2.1(b).

(w) “SEC” means the Securities and Exchange Commission.

(x) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(y) “Service” means service as an Employee, consultant or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus.

(z) “Stock” means the common stock of the Company, $0.01 par value per share.

(aa) “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

(bb) “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee, Director or Advisory Director of, or service provider to, the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(I) The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(II) The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services.

(III) If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of or service provider to the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

(IV) A service provider whose services to the Company or a Subsidiary are governed by a written agreement with the service provider will cease to be a service provider at the time the term of such written agreement ends (without renewal); and a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider will cease to be a service provider on the date that is ninety (90) days after the date the service provider last provides services requested by the Company or any Subsidiary (as determined by the Committee).

(V) Notwithstanding the forgoing, in the event that any award under the Plan constitutes Deferred Compensation, the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A.

(cc) “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.

Section 8.2 In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a) actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e) indications of time of day mean Illinois time;

(f) “including” means “including, but not limited to”;

(g) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h) all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j) any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k) all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

REVOCABLE PROXY

BEN FRANKLIN FINANCIAL, INC.

SPECIAL MEETING OF STOCKHOLDERS

March 26, 2008

The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of Ben Franklin Financial, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders of Ben Franklin Financial, Inc. to be held at the main office of Ben Franklin Bank of Illinois, 830 East Kensington Road, Arlington Heights, Illinois at 9:00 a.m., (local time) on March 26, 2008. The Board of Directors is authorized to cast all votes to which the undersigned is entitled as follows:

1.	The approval of the Ben Franklin Financial, Inc. Equity Incentive Plan.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

The Board of Directors recommends a vote “FOR” the listed proposal.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Ben Franklin Financial, Inc. at the Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force or effect. This proxy may also be revoked by sending written notice to the Secretary of Ben Franklin Financial, Inc. at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.

The undersigned acknowledges receipt from Ben Franklin Financial, Inc. prior to the execution of this proxy of a Notice of the Meeting and a proxy statement dated February 6, 2008.

Dated: , 2008	☐ Check Box if You Plan to Attend Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Please complete and date this proxy and return it promptly

in the enclosed postage-prepaid envelope.